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                                                                    EXHIBIT 23.4

                                   CONSENT OF
                             DAVIS POLK & WARDWELL

     We hereby consent to the filing of our form of opinion as Exhibit 8.2 to the Registration Statement on Form S-4 of PXRE Corporation relating to the proposed merger of Transnational Re Corporation into PXRE Corporation and to the reference to our firm under the heading 'THE MERGER -- Certain Federal Income Tax Consequences' in the joint proxy statement/prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under, and we do not admit and we disclaim that we are 'experts' for purposes of, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          DAVIS POLK & WARDWELL

October 30, 1996
New York, New York

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